EXHIBIT 32.1
STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Quarterly Report on Form 10-Q of Clinical Data, Inc. (the “Company”) for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Israel M. Stein MD, Chief Executive Officer and President of the Company, and Mark D. Shooman, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
     (1) Based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of such period.

/s/ Israel M. Stein MD

Date: February 14, 2006	Israel M. Stein MD
Chief Executive Officer, President

/s/ Mark D. Shooman

Date: February 14, 2006	Mark D. Shooman
Senior Vice President & Chief Financial Officer